UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2002

Commission File Number:  000-31255

ISTA PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	33-0511729

(State of incorporation or organization)	(IRS Employer I.D. No.)

15279 Alton Parkway, Suite 100
Irvine, CA 92618
(Address of principal executive offices)

(949) 788-6000
(Registrant’s telephone number, including area code)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 23.1
EXHIBIT 99.1

Item 5. Other Events

The Audit Report filed herein contains an additional paragraph to the Report of Ernst & Young LLP, Independent Auditors, which in turn references an explanatory paragraph in Note 1 noting that, as of the date of such explanatory paragraph, ISTA Pharmaceuticals, Inc. (the “Company”) lacked sufficient working capital to fund operations through the end of 2002, which raised substantial doubt about the Company’s ability to continue as a going concern. Subsequent to the date of the Audit Report, in November 2002, the Company consummated a private placement of $40 million of its common stock and warrants exercisable for an additional $6 million of common stock to investors. In addition, $4 million of promissory notes previously issued to several of the same investors in the Company’s September 2002 bridge financing were converted into shares of the Company’s common stock concurrently with the consummation of the private placement. As a result of these subsequent financing transactions, the Company expects that the explanatory paragraph related to going concern will be removed from the Audit Report that will be filed on Form 10-K for the year ended December 31, 2002.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits.

            23.1     Consent of Ernst & Young LLP, Independent Auditors

            99.1     Audited Consolidated Financial Statements of ISTA Pharmaceuticals, Inc. for the fiscal year ended December 31, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned thereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

By	/s/ Vicente Anido, Jr., Ph.D. Vicente Anido, Jr., Ph.D.
President and Chief Executive Officer

Dated:  December 11, 2002

INDEX TO EXHIBITS

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP, Independent Auditors
99.1	Audited Consolidated Financial Statements of ISTA Pharmaceuticals, Inc. for the fiscal year ended December 31, 2001.